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                       CONSENT OF INDEPENDENT ACCOUNTANTS





We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated April 10, 2000, April 13, 2000 and April 18, 2000 relating to the financial statements and financial highlights which appear in the February 29, 2000 Annual Reports to Shareholders of 38 (thirty-eight) funds then comprising GMO Trust, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" in the Prospectuses of GMO Trust, GMO Tax Managed U.S. Equities Fund/GMO Tax Managed International Equities Fund/GMO Tax Managed Small Companies Fund, GMO Alpha LIBOR Fund, GMO Fundamental Value Fund and Pelican Fund, under the headings "Investment Advisory and Other Services - Independent Accountants" in the Statements of Additional Information of GMO Trust, GMO Tax Managed U.S. Equities Fund/GMO Tax Managed International Equities Fund/GMO Tax Managed Small Companies Fund, GMO Alpha LIBOR Fund, and GMO Fundamental Value Fund, and under the headings "Financial Statements" and "Management Arrangements - Independent Accountants" in the Statement of Additional Information for Pelican Fund, all of which constitute part of such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Boston, Massachusetts
June 27, 2000